UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MWF GLOBAL INC.
(Exact name of registrant as specified in its charter)

NEVADA	5940	81-4520116
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Baccuit Sur, Bauang, La Union, Philippines Telephone: (775) 321-8238
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark it the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

MWF Global Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

Since becoming incorporated, MWF Global Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. MWF Global Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share(1)	2,500,000	$0.04	$100,000	$11.59
Total	2,500,000	$0.04	$100,000	$11.59

___________

(1) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_________________________

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

MWF GLOBAL INC.

a Nevada corporation

2,500,000 Shares of Common Stock

This is the initial offering of common stock of MWF GLOBAL INC. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,500,000 shares of common stock at a fixed price of $0.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, William Dumo Mejia, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Mejia will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 314-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.04 per share for a period of ninety (90) days from the effective date of this prospectus.

	Offering Price Share	Commissions	Proceeds to Company If 100% of shares are sold	Proceeds to Company If 75% of shares are sold	Proceeds to Company If 50% of shares are sold	Proceeds to Company If 25% of shares are sold
Common Stock	$0.04	Not applicable	$100,000	$75,000	$50,000	$25,000
Less: Offering Costs	-	Not applicable	10,012	10,012	10,012	10,012
Net Proceeds: Totals	$0.04	Not applicable	$89,988	$64,988	$39,988	$14,988

MWF GLOBAL INC. currently has no operations. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. The purchase of the securities offered by this prospectus involves a high degree of risk. You should invest in our shares of common stock only if you can afford to lose your entire investment. Our independent registered public accountant has issued an audit opinion on MWF GLOBAL INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents.

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH RISK. WE URGE YOU TO READ CAREFULLY THE “RISK FACTORS SECTION BEGINNING ON PAGE 7, WHERE WE DESCRIBE RISKS ASSOCIATED WITH AN INVESTMENT IN MWF GLOBAL INC. AND THESE SECURITIES BEFORE YOU MAKE YOUR INVESTMENT DECISION.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is_______, 2017.

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO MWF GLOBAL INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

MWF Global Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

Since becoming incorporated, MWF Global Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. MWF Global Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

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The Company

MWF GLOBAL INC. is a company that intends to be an on-line store specializing in unique handcrafted natural products manufacturer primarily in Southeast Asia. We currently have no product to sell, but our first product we intend to sell in Carabao Horn Belts, (made from water buffalo horns) manufactured in the Philippines. We have identified a supplier of the Carabao Horn Belts. We intend to identify and distinguish ourselves by positioning our proposed product at very competitive pricing, targeting a broad base of consumers who are looking for environment friendly and sustainable products that are manufactured by niche suppliers from throughout Southeast Asia.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (November 18, 2016) through January 31, 2017, and for the quarter ended April 30, 2017, reports no revenues and an accumulated deficit of $3,365 as of April 30, 2017. Our independent registered public accountant has issued an audit opinion for MWF GLOBAL INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

MWF GLOBAL INC. anticipates that it will derive its income from the sale of its proposed unique country specific natural products with a focus on Southeast Asia. Our initial proposed product is Caraboa Horn Belts (made from water buffalo horns) sourced from the Philippines. We do not anticipate earning revenues until such time as we enter into commercial operations. Since we are presently in the development state of our business, we can provide no assurance that we will successfully identify and sell any products or services related to our planned activities.

We were incorporated under the laws of Nevada effective November 18, 2016. Our principal business offices are Baccuit Sur, Bauang, La Union, Philippines and our telephone number is (775) 321-8238 and our fax number is (775) 882-8628.

The Offering

MWF GLOBAL INC. has 6,500,000 of common stock issued and outstanding and is registering an additional maximum of 2,500,000 shares of common stock for offering to the public. The Company may endeavor to sell all 2,500,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. MWF GLOBAL INC. will receive all proceeds from the sale of the common stock.

The Issuer:	MWF GLOBAL INC.

Securities Being Offered:	2,500,000 shares of common stock

Offering Price:	A price, if and when the Company sells the shares of common stock, is set at $0.04.

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 120 days after the registration statement becomes effective with the Securities and Exchange commission whichever occurs first. (see Plan of Distribution)

Number of shares after the offering	In the event that all of the shares being offered in this offering are sold, 9,000,000 common shares will be issued and outstanding after this offering is completed.

Net Proceeds

MWF Global Inc. will receive all proceeds from the sale of the common stock. If the maximum of 2,500,000 common shares being offered are sold, the total maximum net proceeds to the Company will be $89,988 (net of the $10,012 registration costs). There is no minimum number of shares to be sold in this offering, nor is there any guarantee that the Company will raise any proceeds from this offering.

Outstanding Shares of Common Stock before Offering:	There are 6,500,000 shares of common stock issued and outstanding as of April 30, 2017 held solely by our President, Chief Executive Officer, and Secretary, William Dumo Mejia.

Minimum number of shares to be sold in offering	There is no minimum number of shares to be sold in this offering.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. MWF GLOBAL INC. has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

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Summary of Financial Data

The following summary of financial data summarizes certain information from our audited financial statements as of January 31, 2017, and unaudited financial statements as of April 30, 2017.

	As of January 31, 2017	As of April 30, 2017
Revenues	$0	$0
Operating Expenses	$(1,746)	$(1,619)
Net Loss	$(1,746)	$(1,619)
Working Capital	$(1,746)	$3,135
Stockholder’s (Deficit) Equity	$(1,746)	$3,135

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We are a recently organized earl-stage company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on November 18, 2016 and to date have been involved primarily in organization activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business well be successfully. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to production, the market acceptance of our product, online store, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market our prospective product, we anticipate that MWF GLOBAL INC. will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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We are an early-stage organization and have a correspondingly small financial and accounting organization. Being a public company may strain our resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

We are an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated there under entail significant accounting, legal and financial compliance costs which may be prohibitive to us as we develop our business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of our business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance. If we are unable to obtain adequate director and officer insurance, our ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

Our Company’s Management has no prior experience in running a public company; the Company may be faced with additional costs to maintain its reporting requirements. Such costs could have a material adverse effect on our business financial condition and operating results.

Because the Company’s management has no prior experience in running a public company, the Company may be faced with additional costs to maintain its reporting requirements and as such may be reliant upon external consultants and additional accounting and legal advice. These costs may be significant and such costs may have an adverse effect on our ability to operate and our results of operations.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on November 18, 2016 to April 30, 2017, we had an accumulated deficit of $3,365. We have not generated revenues from operations and do not expect to generate revenues from operations unless and until we are able to bring our concept to market. There is a risk that we may never bring our concept to the market place or that our business concept will attract customer. In addition there is no guarantee and that our operations will be profitable in the future and you could lose your entire investment.

One of the biggest challenges facing us will be in securing adequate capital to continue to expand our business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. We must keep our expenses and the costs of marketing and distribution at a minimum in order to generate a profit from the revenues that we anticipate receiving from the sales of our product. Third, in order to expand, we will need to continue implementing effective sales and marketing strategies to reach and forge new business markets and consumers. We have devised our initial sales, marketing and advertising strategies, however, we will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, we will continuously identify, attract, solicit and manage potential employee talent, which requires us to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for us as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from our management, and employees may nevertheless become dissatisfied with their respective tenure with us.

Due to financial constraints and the early stage of our life, we have to date conducted limited advertising and marketing to reach customers. In addition, we have not yet located the sources of funding for further development on a broader scale through acquisitions or other major partnerships. If we were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that we will be able to develop its proposed expanded operations and business plan. Moreover, the above assumes that our products are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

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Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future product sales. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities. However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountants’ audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favorable to us.

Our competition is intense in all phase of our business.

The retail market that offer unique is dominated by large online retailers such as Amazaon.com, Alibab.com , and Global Sources. There are many specialty on-line retail outlets. They are many online avenues to purchase hand crafted natural products, as well as through gift store retail outlets and global organization that help promote and sell products sourced from developing Southeast Asian countries. Nearly all of our major competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

We intend to source our product from suppliers primarily from the Philippines. Our ability to earn revenues could be disrupted if any of our suppliers decide they no longer desire to provide us with our products.

Our initial products are intended to be sourced/and pu r chased from Kings Apparel, Cebu City, in the Philippines. We have not entered into any supply agreements with any potential suppliers of proposed natural products. We expected to rely on a minimal number of suppliers for our product for the foreseeable future. In the event that any of our suppliers no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

Our president and chief executive officer does not have any formal training specific to the natural handcrafted consumer product retail business.

Our President and Chief Executive Officer is William Dumo Mejia. While, Mr. Mejia does have experience in sales and marketing, but he has no direct training or experience in developing and marketing natural handcrafted consumer products business for the general market place. Our management team may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Our current president and chief executive officer has other business interests.

William Dumo Mejia, our President and Chief Executive Officer, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Mejia to our company could negatively impact our business development.

We have requirements for and there is an uncertainty of access to additional capital.

At April 30, 2017 we had cash of $6,541 and working capital of $3,135. We will continue to incur development costs to fund our plan of operations and intend to fund our plan of operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

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We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan.

Our failure to obtain such additional financing could result in delay or indefinite postponement of further operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on November 18, 2016 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our proposed product; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

We may not be able to gain any significant market acceptance.

The Company’s growth strategy is substantially dependent upon its ability to access the on-line consumer of unique handcrafted products from southeast Asia and to market the proposed product successfully to the general consumer(s’) of the proposed products. However, our planned product(s) may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company’s to produce product and achieve market acceptance could have a material adverse effect on our business, financial conditions and results of our operations.

RISKS ASSOCIATED WITH THIS OFFERING

There is no minimum number of shares that must be sold and no assurance that the proceeds from the sale of shares will allow the Company to meet its goals.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if the Company sells less than the 25% ($25,000) of this offering, the company will not be able to implement it plan of operations (refer "Use of Proceeds" Page 15) If necessary, the Company’s sole officer and director Mr. Mejia has indicated that he will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Mr. Mejia. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

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Our officers and directors may have a conflict of interest with the minority shareholders.

William Dumo Mejia, our President and Chief Executive Officer and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 2,500,000 shares in this offering, Mr. Mejia will own approximately 72.22% of all shares of common stock of the Company. The interest of Mr. Mejia may not be, at all times, the same as that of our other shareholders. Mr. Mejia is not simply a passive investor but is also an executive officer and director of the Company and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Mejia exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Mejia has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We are an “Emerging Growth Company” and we cannot be certain if the reduced disclosure requirements applicable to Emerging Growth Company will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Because our Company is a shell Company there are restrictions imposed upon the transfer of unregistered shares.

MWF Global Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). In addition and as a consequence of being a shell company, there will be restrictions on our ability to use registration statements on Form S-8.

There has been no prior public market for our securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for our securities and we cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in us. We intend to apply for quotation of our common stock on the OTCQB as soon as possible which may be while this offering is still in process. However, we do not know if we will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTCQB. If for any reason the common stock is not listed on the OTCQB or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If we are not successful in our application for quotation on the OTCQB, we will apply to have its securities quoted by the Pink OTCQB Markets, Inc., real-time quotation service for over-the-counter equities.

Our shares may not become eligible to be traded electronically which could result in brokerage firms being unwilling to trade them.

Our shares of common stock may be eligible to be quoted on the OTCBB and OTCQB. Our shares are not eligible with Depository Trust Company (DTC) to trade electronically. Because we are not DTC eligible, our shares will not be electronically transferred between brokerage accounts, the practical effect of which means that our shares will not trade much, if at all, on the OTCBB or OTCQB. In order for our shares to trade on the OTCBB or OTCQB, our shares would need to be traded manually between broker dealers and their accounts, which is time consuming, costly and cumbersome. We cannot guaranty that our shares will ever become DTC eligible or, if in the event we apply for DTC eligibility, how long it will take to become eligible.

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We do not intend to pay dividends to our stockholders so investors will not receive any return on investment in us prior to selling their equity interest.

We do not project paying dividends but anticipate that we will retain future earnings for funding our growth and development. Therefore, investors should not expect us to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares, and if and when a market for such shares develops. Furthermore, even if a market for our securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

Our stock will be a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

As the Company’s shares may be trading under $5.00 per share is the offering becomes effective, the shares may be traded as a “penny stock”. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per say, to be eligible for quotation on the OTCBB, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filings during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA or that application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between MWF GLOBAL INC. and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Offering price has been arbitrarily set by company.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on November 18, 2016 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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Investing in the company is highly speculative investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the Company are also speculative, and it is possible that we could be unable to satisfy them. The Company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Buyers will pay more for our common stock than the pro rata portion of the assets.

The offering price and other terms and conditions regarding the Company’s shares have been arbitrarily determined and to not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Buyers of our shares pursuant to this offering will pay more for our common stock than the pro-rata portion of the assets are worth and as a result, investing in our Company may result in an immediate loss.

The Company’s management could issue additional shares.

The Company has 200,000,000 authorized common shares, of which 6,500,000 are currently issued and outstanding and up to 9,000,000 will be issued and outstanding after this offering terminates. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, or your investment.

Our sole officer and director is currently a non-resident of the United States and therefore it may be difficult for shareholders to enforce any judgements against him in the United States.

Mr. Mejia is a citizen and resident of the Philippines. In the event that any shareholder actin was launched including a suit or judgement or other legal matters there is no assurance that Mr. Mejia will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service of process within the United States against Mr. Mejia; to enforce any United States Court judgements based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Philippine Court judgments based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Mejia in a Philippine court based on civil liability provisions of the United States federal laws.

We do not have an escrow or trust account for investors’ subscriptions.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Anti-takeover rules of certain provisions of the Nevada state law my hinder a potential takeover.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of MWF GLOBAL INC., regardless of whether such acquisition may be in the interest of our stockholders.

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Nevada law and our Articles of Incorporation may protect our director from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act would lead to loss of investor confident in our reports of financial information.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002, after our Registration Statement is declared effective by the Securities and Exchange Commission, we intend to make a filing to which would result in the company becoming a mandatory filer under the Securities Exchange Act of 1934, as amended. For subsequent reports, we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

To maintain compliance with Section 404 of the Act, we intend to engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time; we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on November 18, 2016 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

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Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of our products; the amount and timing operating costs and capital expenditures relating to expansion of our business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results, which could result in the complete loss of your investment.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

The information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Further any safe harbor protections implied or stated do not apply to any statements made in connection with the offer. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology.

USE OF PROCEEDS

MWF GLOBAL INC. offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of $25,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission, and seek financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Gross Proceeds From This Offering	25% of Shares Sold ($25,000)	50% of Shares Sold ($50,000)	75% of Shares Sold ($75,000)	100% of Shares Sold ($100,000)
Less: Offering Expenses	$-	$-	$-	$-
Legal & Accounting	8,000	8,000	8,000	8,000
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
Registration fee	12	12	12	12
TOTAL	10,012	10,012	10,012	10,012

Less: General Business Development
Initial product inventory	4,000	15,000	27,000	40,000
Business travel expenses	3,000	5,000	6,000	8,000
TOTAL	7,000	20,000	33,000	48,000

Less: Logo Design and Website
Logo development	1,000	2,000	3,000	4,000
Website development and support	3,000	4,000	6,000	9,000
TOTAL	4,000	6,000	9,000	13,000

Less: Sales & Marketing
Social media marketing	1,000	2,000	5,000	8,000
Online advertising and Search Engine Optimization (“SEO”)	2,000	10,000	15,000	17,000
TOTAL	3,000	12,000	20,000	25,000

Less: Administration Expenses
Office supplies	488	988	988	988
Telephone/fax	500	1,000	2,000	3,000
TOTAL	988	1,988	2,988	3,988

TOTALS	25,000	50,000	75,000	100,000
NET PROCEEDS FROM OFFERING	$14,988	$39,988	$64,988	$89,988

MWF GLOBAL INC. will establish a separate bank account in the United States and all proceeds will be deposited into that account. In the event the Company sells less than the 25% ($25,000) of this offering, the company will not be able to implement its plan of operations (refer ‘Plan of Operations page 25). If necessary, the Company’s sole officer and director Mr. Mejia has indicated that he will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Mr. Mejia. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.04 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on November 18, 2016. William Dumo Mejia, the Company’s sole officer and director purchased 6,500,000 (six million five hundred thousand) common shares at a price $0.001 per share a difference of $0.039 per share lower than the price in this offering, with $6,500 in net proceeds to the Company. The 6,500,000 shares of Mr. Mejia valued at $6,500 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.” Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.04
Post offering net tangible book value	$93,123
Post offering net tangible book value per share	$0.0108
Pre-offering net tangible book value per share	$0.0003
Potential gain to existing shareholders	$100,000
Increase to present stockholders in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.00108
Dilution per share to existing shareholders investors	.0297
Capital contributions by purchaser of s hares	$100,000
Capital contributions by existing shareholders (1)	$6,500
Percentage of capital by purchases of shar e h old e r s	94.0%
Percentage of capital contributions by existing shareholders	6.0%
Anticipated net offering proceeds	$89,988
Number of shares outstanding before the offering held by existing s hareholders	6,500,000
Number of shares after issued and outstanding	9,000,000
Purchasers of shares percen t a g e of ownership after the offering	27.78%
Existing stockholders percentage ownership p ercentage of ownership after offering	72.227%

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Purchasers of Shares if all of the Shares are Sold

Price per share	$0.04
Post offering net tangible book value	$93,123
Post offering net tangible book value per share	$0.0108
Pre-offering net tangible book value per share	$0.0003
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0105
Dilution per share to existing shareholders	$0.0297
Capital contributions by purchasers of shares	$100,000
Capital contribution by existing shareholders	$6,500
Percentage of capital contributions by purchasers of shares	94.0%
Percentage of capital contributions by existing shareholders	6.0%
Anticipated net offering proceeds	$89,988
Number of shares after offering held by public investors	2,500,000
Total shares issued and outstanding	9,000,000
Purchasers percentage of ownership after offering	27.78%
Existing stockholders percentage ownership after offering	72.22%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Post offering net tangible book value	$68,123
Post offering net tangible book value per share	$0.0081
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0082
Dilution per share to existing shareholers	$0.0319
Capital contributions by purchasers shares	$75,000
Capital contributions by existing shareholders	$6,500
Percentage of capital contributions by purchasers of shares	92.0%
Percentage of capital contribution by existing shareholders	8.0%
Anticipated net offering proceeds	$64,988
Number of shares after offering held by public investors	1,875,000
Total shares issued and outstanding	8,375,000
Purchasers of shares percentage of ownership after offering	22.0%
Existing stockholders percentage of ownership after offering	78.0%

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Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Post offering net tangible book value	$43,123
Post offering net tangible book value per share	$0.0056
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0060
Dilution per share to existing shareholders	$0.0344
Capital contributions by purchasers of shares	$50,000
Capital contribution by existing shareholders	$6,500
Percentage capital contributions by purchasers of shares	88.0%
Percentage capital contributions by existing shareholders	12.0%
Anticipated net offering proceeds	$39,988
Number of shares after offering held by public investors	1,250,000
Total issued and outstanding	7,750,000
Purchasers of shares percentage of ownership after offering	16.13%
Existing stockholders percentage of ownership after offering	83.87%

Purchasers of Shares in this Offering in 25% of Shares Sold

Price per share	$0.04
Post offering net tangible book value	$18,123
Post offering net tangible book value per share	$0.0025
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share attributable to cash payments made by purchasers of shares offered for new investors	$0.0030
Dilution per share to existing shareholders	$0.0377
Capital contributions by purchasers of shares	$25,000
Capital contribution by existing shareholders	$6,500
Percentage capital contributions by purchasers of shares	79.0%
Percentage capital contributions by existing shareholders	21.0%
Anticipated net offering proceeds	$14,988
Number of shares after offering held by public investors	625,000
Total shares issued and outstanding	7,125,000
Purchasers of shares percentage of ownership after offering	8.77%
Existing shareholders percentage of ownership after offering	91.23%

_____________

(1) William Dumo Mejia, our sole shareholder (and President and Chief Executive Officer) acquired 6,500,000 shares of common stock at $0.001 per share for a total cost of $6,500.

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PLAN OF DISTRIBUTION

MWF GLOBAL INC. has 6,500,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 2,500,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, William Dumo Mejia will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1943 as amended (the “Exchange Act”). In general Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participated in an offering of the issuer’s securities. Mr. Mejia is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Mejia will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Mejia is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 month), an associated person of a broker or dealer. At the end of the offering, Mr. Mejia will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Mejia will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

MWF GLOBAL INC. will receive all proceeds from the sale of the 2,500,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities law of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification require is available and with which MWF GLOBAL INC. has complied.

In addition and without limited the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. MWF GLOBAL INC. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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REGULATION M

Our officer and director, William Dumo Mejia, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share. As of April 30, 2017 there were 6,500,000 shares of our common stock issued and outstanding that was held by one registered stockholder or record.

Common Stock

Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock representing 50.1% of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, except as otherwise provided by statute. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from available funds. The payment of dividends is at the discretion of our Board of Directors. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shawl be sufficient to elect. On all other matters except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statues of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; (2) does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 stockholders of record of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisitions act may discourage companies or persons interested in acquiring a significant interest in or control of MWF GLOBAL INC., regardless of whether such acquisition may be in the interest of our stockholders.

20

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, MWF GLOBAL INC. will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 6,500,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 6,500,000 shares can be resold under Rule 144 or are subject to any registration agreement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, Utah 84109, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Organization

MWF GLOBAL INC. was incorporated on November 18, 2016 under the laws of the State of Nevada. Mr. William Dumo Mejia has served as President, Chief Executive Officer and Secretary of our company from November 18, 2016 to the current date. No person other than Mr. Mejia has acted as a promoter of MWF GLOBAL INC. since our inception. There are no agreements with us pursuant to which Mr. Mejia is to receive from us or provide to us anything of value.

General

MWF GLOBAL INC. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company.

21

The Company has begun to implemented its business model and to date has generated no revenues. The Company’s website (www.mwfglobal.com) has been launched. It is the Company’s intention to provide its customers with quality unique handcrafted natural products with a focus on products manufacture red in Southeast Asia. The first proposed product to market are Caraboa Horn belts made from water buffalo horns and manufactured in the Philippines. The Company’s target market are consumers who are looking for eco-friendly and environmentally sustainable products. We intend to deploy current electronic marketing activities such as Search Engine Optimizations (“SEO”), internet online and social media advertising.

The Company intends to focus on the selling of unique handcrafted natural products with a focus on products manufactured in Southeast Asia via our proposed on-line store. Our initial proposed product which we will purchase from a supplier of Caraboa Horn Belts made from water buffalo horns and manufactured in the Philippines. Carabao is the native Filipino word meaning water buffalo. Our principal supplier wi ll be “ Kings Apparel ” , located in Cebu City, Philippines . The Caraboa Horn belts are created from water buffalo horns. The water buffaloes are not slaughtered for their horns. As the horns grow they may cause the animals discomfort. The horns are simply trimmed and not wasted. The trimmed horns can be used for a variety of uses including creating on-of-a-kind belts. We intend to sell products that are unique, environmentally sustainable. The Company has targeted the growing trend of consumers who are looking for products that environmentally friendly and renewable.

There is the likelihood that we may never be able to market our unique hand-crafted products beginning with the Caraboa belts and that the Company would need to successfully in its marketing efforts to complete its plan of operation and develop and implement the Company’s on-line retail web-site. If our Company is not capable of building a market for its proposed product, all funds that we spend on development will be lost.

Product

MWF GLOBAL INC. intends to sell unique natural handcrafted products from Southeast Asia that is eco-friendly, and sustainable that is environmentally friendly and renewal.

Market Analysis

Management believes that environmental and renewable products are becoming increasingly attractive as a business strategy. As scientist and politicians debate the truth of global warming and dwindling natural resources, management believes that green industry practices not only enjoy favorable public sentiment and the psychic income of a lower carbon footprint, but increased cost savings. Management believes that the green industry focuses on making a profit while having a negligible impact on the environment. Leaders within the industry make sustainability a key consideration in decision-making throughout all sectors including the retail product sector. Though the scientific cause and effect of many environmental issues remains debated by some, what is undeniable is a significant consumer interest in environmentally friendly business practices and products. Its management’s belief that a business that can provide products that are sustainable and environmentally friendly can benefit from greater consumer interest. Put simply most people are more open to less harmful products and how they are manufactured.

The sector MWF Global Inc. is proposing to enter is growing rapidly and consumers are looking for unique natural handcrafted products, which are environmentally friendly and sustainable. Management believes that the modern consumers is also more willing to help boutique manufacturers and support third world producers and are willing to pay higher prices when the consumer feels that a Company can provide these products.

Competition

The handcrafted natural products market is primarily a niche market dominated by small to medium companies. However there is a growing trend in this market and some of the larger outlets are beginning to these types of products. The Companies listed below carry a variety of handcrafted products and in this way they do offer direct competition with our proposed business model of supplying handcrafted products. These companies include

-	Amazon.com, Alibaba.com, Island Belts, and Global Sources.com . .

22

Competitive Edge

The primary competitive edge of MWF Global Inc. will be its ethically pro-environment based handcrafted unique products sold at affordable prices.

Online Marketing Strategy

Our online marketing strategy will rely on our website to provide product information and answer the questions customers have about our product. The following are strategies we will use:

-

Search Engines – we will hire a firm that will assist in Search Engine Optimization (“SOE”). This will assist in MWF Global Inc. to achieve a top search engine ranking, get targeted traffic to its website and increase consumer awareness.

-

Social Media – we intend to have a presence with a Facebook page, YouTube, Twitter, LinkedIn, Viper, Snapchat and Instagram Accounts and hire a firm that will assist in marketing within the Social Media network.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation

Patent and Trademarks

We do not own, either legally or beneficially, any patent or trademark

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings

Compliance with Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of importing goods. In general, the development and operations of our business is not subject to special regulatory and/or supervisory requirements.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings nor are we aware of any legal proceedings pending or threatened against us.

Facilities

We currently are supplied office space free of rent from our sole Director and President and Chief Executive Officer, William Dumo Mejia, and do not own or rent any physical property, and do not own or rent any real property. Our current business address is Baccuit Sur, Bauang, La Union, Philippines. Our telephone number is (775) 321-8238. Our agent for service in the USA is State Agent & Transfer Syndicate, Inc., 112 North Curry Street, Carson City, Nevada, 89703. Their telephone number is (775) 882-1013.

Management believes that current arrangement is sufficient for its needs at this time. The company intends to lease its own offices and distribution facilities at such time as it has sufficient financing to do so. Management believes the current premises are sufficient for its needs at this time.

23

Employees and Employment Agreements

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Mejia our President and Chief Executive Officer or any other person. Mr. Mejia currently devotes approximately twenty hours per week to company matters and after receiving funding, he plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the company. We anticipate we will conduct our business largely through consultants.

Available Information

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as proved by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of MWF GLOBAL INC. and related notes, for the fiscal year ended January 31, 2017 have been audited by Sadler Gibb & Associates, LLC, 2455 East Parleys Way Suite 320, Salt Lake City, Utah 84109 and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The financial statements of MWF GLOBAL INC. and related notes for the period ended April 30, 2017, are unaudited.

24

MWF GLOBAL INC.

FINANCIAL STATEMENTS

January 31, 2017

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

MWF Global Inc.

We have audited the accompanying balance sheet of MWF Global Inc. as of January 31, 2017, and the related statements of operations, stockholder’s deficit, and cash flows for the period from November 18, 2016 (date of inception) through January 31, 2017. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MWF Global Inc. as of January 31, 2017, and the results of its operations and its cash flows for the period from November 18, 2016 (date of inception) through January 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 21, 2017

F-2

MWF GLOBAL INC.

BALANCE SHEET

January 31, 2017

ASSETS

CURRENT ASSETS
Cash	$160

TOTAL CURRENT ASSETS	$160

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Due to related party	1,906

TOTAL CURRENT LIABILITIES	1,906

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER’S DEFICIT
Common stock Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 6,500,000 shares of common stock	6,500
Share subscription receivable	(6,500)
Accumulated deficit	(1,746)

TOTAL STOCKHOLDER’S DEFICIT	(1,746)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$160

The accompanying notes are an integral part of these financial statements.

F-3

MWF GLOBAL INC.

STATEMENT OF OPERATIONS

From inception (November 18, 2016) to January 31, 2017

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,746

TOTAL OPERATING EXPENSES	(1,746)

NET LOSS	(1,746)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,054,054

The accompanying notes are an integral part of these financial statements.

F-4

MWF GLOBAL INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM NOVEMBER 18, 2016 (DATE OF INCEPTION) TO JANUARY 31, 2017

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Subscription Receivable	Accumulated Deficit	Total

Balance, November 18, 2016 (date of inception)	-	-	-	-	-	-
Common shares issued for cash – at $0.001 per share – January 20, 2017	6,500	$6,500	$-	$(6,500)	$-	$-

Net loss for the period from inception through January 31, 2017	-	-	-	-	(1,746)	(1,746)

Balance, January 31, 2017	6,500,000	$6,500	$-	$(6,500)	$(1,746)	$(1,746)

The accompanying notes are an integral part of these financial statements.

F-5

MWF GLOBAL INC.

STATEMENT OF CASH FLOWS

From November 18, 2016 (date of inception) to January 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,746)
Adjustments to reconcile net loss to net cash used in operating activities	-
Expenses paid by related party	1,706
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(40)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	200

NET CASH PROVIDED BY FINANCING ACTIVITIES	200

NET INCREASE IN CASH	160

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$160

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

MWF GLOBAL INC. NOTES TO FINANCIAL STATEMENTS JANUARY 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

MWF Global Inc. was incorporated in the State of Nevada as a for-profit Company on November 18, 2016 and established a fiscal year end of January 31. The Company is organized to sell unique country specific handcrafted natural products with a focus on sourcing these products from South-East Asia and offering these products for sale through the Company’s web site and to establish other distribution channels.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,746. As at January 31, 2017, the Company has a working capital deficit of $1,746. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of January 31, 2017, the Company has issued 6,500,000 founders shares at $0.001 per share. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ deficit and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of January 31, 2017, there were no common stock equivalents outstanding.

F-7

MWF GLOBAL INC. NOTES TO FINANCIAL STATEMENTS JANUARY 31, 2017

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at January 31, 2017 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On January 20, 2017, the Company issued 6,500,000 common shares at $0.001 per share to the sole director and President of the Company. Subsequent to the period ended January 31, 2017, on March 6 and March 23, 2017, the Company received net proceeds of $6,500 in payment of the shares.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended January 31, 2017, the Company received cash advances from its CEO of $200. Additionally, the CEO paid expenses of $1,706 on behalf of the Company. The total amount owed to the CEO as of January 31, 2017 was $1,906. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

F-8

MWF GLOBAL INC. NOTES TO FINANCIAL STATEMENTS JANUARY 31, 2017

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

January 31, 2017

Net loss before income taxes per financial statements	$(1,746)
Income tax rate	34%
Income tax recovery	(594)
Non-deductible	--
Valuation allowance change	594

Provision for income taxes	$–

The significant component of deferred income tax assets at January 31, 2017, is as follows:

January 31, 2017
Net operating loss carry-forward	$594
Valuation allowance	(594)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of January 31, 2017 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended January 31, 2017 and no interest or penalties have been accrued as of January 31, 2017. As of January 31, 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to the period ended January 31, 2017, on March 6 and March 23, 2017, the Company received net proceeds of $6,500 in payment of the shares issued to the President of the Company

The Company has evaluated subsequent events through July 21, 2017 which is the date the financial statements were available to be issued.

F-9

MWF GLOBAL INC.

FINANCIAL STATEMENTS

April 30, 2017

F-10

MWF GLOBAL INC.

CONDENSED BALANCE SHEETS

	April 30, 2017	January 31, 2017
	(UNAUDITED)
ASSETS

CURRENT ASSETS
Cash	$6,541	$160

TOTAL CURRENT ASSETS	$6,541	$160

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to related party	3,406	1,906

TOTAL CURRENT LIABILITIES	3,406	1,906

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock Authorized 200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding 6,500,000 shares of common stock (January 31, 2017 – 6,500,000)	6,500	6,500
Share subscription receivable	-	(6,500)
Accumulated deficit	(3,365)	(1,746)

TOTAL STOCKHOLDER’S EQUITY (DEFICIT)	3,135	(1,746)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$6,541	$160

The accompanying notes are an integral part of these condensed financial statements.

F-11

MWF GLOBAL INC.

CONDENSED STATEMENT OF OPERATIONS

(UNAUDITED)

Three months ended April 30, 2017

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,619

TOTAL OPERATING EXPENSES	(1,619)

NET LOSS	(1,619)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	6,500,000

The accompanying notes are an integral part of these condensed financial statements.

F-12

MWF GLOBAL INC.

CONDENSED STATEMENT OF CASH FLOWS

(UNAUDITED)

Three months ended April 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,619)
Adjustments to reconcile net loss to net cash used in operating activities	-
Expenses paid by related party	1,500

NET CASH USED IN OPERATING ACTIVITIES	(119)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	-
Proceeds from stock subscription receivable	6,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,500

NET INCREASE IN CASH	6,381

CASH, BEGINNING OF PERIOD	160

CASH, END OF PERIOD	$6,541

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these condensed financial statements.

F-13

MWF GLOBAL INC. NOTES TO CONDENSED FINANCIAL STATEMENTS APRIL 30, 2017 (unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

MWF Global Inc. was incorporated in the State of Nevada as a for-profit Company on November 18, 2016 and established a fiscal year end of January 31. The Company is organized to sell unique country specific handcrafted natural products with a focus on sourcing these products from South-East Asia and offering these products for sale through the Company’s web site and to establish other distribution channels.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $3,365. As at April 30, 2017, the Company has working capital of $3,135. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of April 30, 2017, the Company has issued 6,500,000 founders shares at $0.001 per share for net proceeds of $6,500 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended January 31, 2017 included in the Company’s S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended April 30, 2017 are not necessarily indicative of the results that may be expected for the year ending January 31, 2018.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

F-14

MWF GLOBAL INC. NOTES TO FINANCIAL STATEMENTS APRIL 30, 2017 (unaudited)

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of April 30, 2017, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at April 30, 2017 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On January 20, 2017, the Company issued 6,500,000 common shares at $0.001 per share to the sole director and President of the Company. On March 6 and March 23, 2017 the Company received net proceeds of $6,500 in payment of the shares.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended April 30, 2017, the CEO paid expenses of $1,500 on behalf of the Company. The total amount owed to the CEO as of April 30, 2017 was $3,406. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through July 21, 2017 which is the date the financial statements were available to be issued.

F-15

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In section of the Registration Statement management discusses and analyzes forward looking statements that reflect the views of management in respect to the Company’s future financial performance. Words used in these forward-looking statements are words that refer to future rustic events and are not based on substantial evidence. These words could be words like believe, expect, estimate, anticipate and project these are the words management believes project to forward looking financial performance and statements but are not limited to these words only. A potential investor cannot be completely certain that these statements will be accurate.

Results of Operations

From the date of the Company’s inception November 18, 2018 to January 31, 2017, we have not started our plan of operation and have not generated any revenue. The Company had cash of $160 and liabilities of $1,906. For the period ended January 31, 2017, the company had expenses related to start-up costs categorized as general and administrative expenses of $1,746 resulting in a net loss of $1,746.

For the three month period ended April 30, 2017, the Company had no revenues. The Company had cash of $6,541; liabilities of $3,046; and expenses totaling $1,619 comprised of general and administrative expenses, resulting in a net loss of $1,619. Total losses incurred by the Company since inception (November 18, 2016) have been $3,365.

Liquidity and Capital Resources

There is substantial doubt that we can continue as an on-going business for the next twelve months, unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

MWF GLOBAL INC. has no substantial revenues anticipated for the next twelve months. The Company has received $6,500 from the sale of common stock to Mr. William Dumo Mejia. Mr. Mejia has also advanced $200 to the Company and has paid expenses of $3,206 on behalf of the Company. The founders stock is priced at $0.001 and Mr. Mejia has 6,500,000 shares and is the sole holder of our common stock. The Company’s sole officer and director Mr. Mejia has indicated that he will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, and in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. As of January 31, 2017, the Company had $160 in cash. As of April 30, 2017 the Company had $6,541 in cash.

The Company is attempting to raise capital by shares sold at the end of this offering. There can be no guarantee that if we are successful in this offering that we will be able to sell any of our common stock. Any capital raised by the company through this registration statement will be applied by the Company to actions set forth in the Use of Proceeds on page 15. Should the company be unsuccessful in selling all its registered securities we will attempt to use the capital from this offering as per usages set out in the use of proceeds as per percentages.

Plan of Operations

In the event the Company sells less than the 25% ($25,000) of this offering, the company will not be able to implement its plan of operations. If necessary, the Company’s sole officer and director Mr. Mejia has indicated that he will be willing to provide a maximum of $25,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if less than $25,000 in proceeds are obtained by the Company from the offering. However, there is no contract or written agreement in place with Mr. Mejia. Other than as described herein, the Company has no other plans, arrangements or commitments to raise funds outside this offering. Assuming we do not raise minimal funds from this offering the Company and assuming Mr. Mejia keeps his commitment to provide up to $25,000 in un-secured loan will be able to stay in business for a twelve month period. However, in the event that we do not raise the minimal funding and M r. Mejia does not provide an un-secured loan to the Company or receive funding from other sources , we will not be able to stay in business . (Refer to Use of Proceeds page 15).

During the next 12 months, MWF GLOBAL INC. intends to continue its ongoing research to find and secure suppliers of unique handcrafted natural products with a focus on products from Southeast Asia. The first product we intend to offer is Carabao Horn Belts (made from water buffalo horns) from the Philippines. The Company has identified a supplier , (Kings Apparel, located in Cebu City, Philippines) , for Carabao belts but has not secured a contract with the manufacturer. We secured our domain name (mwfglobal.com) ; completed develop ment of a unique logo and on-line presence for our proposed product. We will also source a third-party firms to ship out our product; and have launched our website “www.mwfglobal.com” and customers can purchase product through our website via Shopify . We exp ect to begin to market our proposed product via the internet and social media. We have not yet commenced any marketing activities including social media marketing.

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Over the 12 month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned product and start sales. We intend to market our product through its planned web-based internet store. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan. To date we have registered our domain name; developed our logo ; launched our website (www.mwfglobal.com); secured a supplier (Kings Apparel, Cebu City, Philippines) ; and, consumers are able to purchase products from our website via Shopify . We have not yet begun any marketing acitivites including through social media.

In the event that the Company sells 100% of the shares offered, the first phase of our planned operations will be to source out potential suppliers and to establish a market for our proposed unique handcraft natural products from Southeast Asia, beginning with Carabao Horn Belts. We plan to travel throughout Southeast Asia and in particular the Philippines to secure our potential suppliers at a cost of $8,000. We will secure the services of contractors to develop our logo, label and develop our website. The estimated cost of logo development is $4,000 and website development and support of $ 9,000. The Company anticipates the first phase of our planned operations to be completed within 90 days of this offering.

The second phase of our planned operations, we intend to begin purchasing inventory ready for marketing samples and for product sale. Estimate cost to purchase our initial inventory is $40,000. We will engage a Search Engine Optimization firm that will assist us, not only identifying to successfully market our product over the internet but to ensure a high presence and to achieve a high search engine ranking. We also intend to do engage a Social Media firm that will assist us in expanding our market presence at a cost of $8,000. The cost for On-line advertising and Search Engine Optimization (“SOE”) our estimated annual cost for these services is $17,000. We expect to have the second phase completed within 180 days of this offering.

The third phase of our planned operations will be to fully launch our website and begin our sales and marketing campaign. We expect to have the third phase completed with 280 days of this offering. With anticipate generating revenues within twelve months of this offering. Total estimate expenditures for the next twelve months will be $100,000 including office supplies and telephone of $3,988 and offering costs of $10,012.

If we received only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission (“SEC”). The plans of operation for reduced funding are as follows:

In the event the Company sells 25% of the shares offered, the Company intends to scale back its planned meetings with potential suppliers in travel costs to $3,000 (reduction in travel budget on Use of Proceeds), reduce logo development costs to $1,000 and website development and support to $3,000. A website site will be functional within 120 days of funding but scaled back due to the reduced funding. Product inventory will be scaled back to $4,000. Social media marketing will be reduced to $1,000; online advertising and Search Engine Optimization to $2,000; office supplies and telephone to $988. The Company will also maintain its filing and reporting obligations with the SEC of $10,012. (See Use of Proceeds page 15)

In the event the Company sells 50% of the shares offered, the Company intends to scale back its planned meetings with potential suppliers in travel costs to $5,000 (reduction in travel budget on Use of Proceeds), reduce logo development costs to $2,000 and website development and support to $4,000. A website site will be functional within 120 days of funding but scaled back due to the reduced funding. Product inventory will be scaled back to $15,000. Social Media marketing will be reduced to $2,000; online advertising and Search engine Optimization to $10,000; office supplies and telephone to $1,988. The Company will also maintain its filing and reporting obligations with the SEC of $10,012. (See Use of Proceeds page 15)

In the event the Company sells 75% of the shares offered, the Company intends to scale back its planned meetings with potential suppliers in travel costs to $6,000 (reduction in travel budget on Use of Proceeds), reduce logo development costs to $3,000 and website development and support to $6,000. A website site will be functional within 120 days of funding. Product inventory will be scaled back to $27,000 split between marketing (free samples) and product sale. Social Media marketing costs will be reduced to $5,000; online advertising and Search engine Optimization to $15,000; office supplies and telephone to $2,988. The Company will also maintain its filing and reporting obligations with the SEC of $10,012. (See Use of Proceeds page 15)

Changes in and Disagreements with Accountants on Accounting and Results of Operations

We have no changes in or disagreements with our independent registered public accountant.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and address of Executive
Officer and/or Director	Age	Position

William Dumo Mejia	33	President, Chief Executive Officer, Chief Financial Officer, Secretary
Baccuit Sur, Bauang, La Union Philippines		Treasurer and Director

William Dumo Mejia Biography

Prior to October 2010, William Dumo Mejia was Regional Manager worked various positions with the Honey Top Restaurant Chain in the Philippines. He also worked as a Facility Staff Assistant with the Mormon Church in Lingsat, San Fernando, La Union, Philippines.

Since November 2013 Mr. Mejia is supervisor for a chain of restaurants in Central East, Bauang, La Union, Philippines. He is also a District Leader whereby he supervises and trains co-missionaries for the Mormon Church.

Mr. Mejia obtained his Bachelor of Science in Electronic Technologies from Norther Philippine College for Maritime Science and Technology in Lengsat San Fernando, La Union, Philippines.

Given Mr. Mejia’s managerial, skill set and his ability to supervise, coach and develop personnel, leading to meeting not only goals but results as accomplished in his work in the restaurant business and in his contacts throughout Southeast Asia through his work with the church. The Company believes that Mr. Mejia’s background and experience make him well suited to serve as our sole officer and director.

Term of Office

Each of the directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, William Dumo Mejia, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objectives test, such as that the director is not and has not been for a least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director hat no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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Significant Employees

We have no employees. Our, President and Chief Executive Officer and Secretary, William Dumo Mejia, is an independent contractor to us and currently devotes approximately twenty hours per week to company matters. After receiving funding pursuant to our business plan Mr. Mejia intends to devote as much time as the Board of Directors deem necessary to management the affairs of the company.

Mr. Mejia has not been the subject of any order, judgement, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of securities.

Mr. Mejia has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeds.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements.

Management/Director Compensation

There are no current employment agreements between the company and its officers. Mr. Mejia currently devotes approximately twenty hours per week to manage the affairs of the company. He agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by Sadler, Gibb & Associates LLC, 2455 East Parleys Way, Suite 320, Salt Lake City, Utah 84109, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Executive Compensation

MWF GLOBAL INC. has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows and then, the Company may enter into employment agreements with its sole officer and directors.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (November 30, 2016) through April 30, 2017:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Dumo Mejia	2017	0	0	0	0	0	0	0	0
President

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We did not pay any salaries in 2017. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2017:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-ENDOPTION AWARDS STOCK AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
William Dumo Mejia	0	0	0	0	0	0	0	0	0

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of MWF GLOBAL INC. has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. MWF GLOBAL INC. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (November 18, 2016) through April 30, 2017.

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DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Dumo Mejia	0	0	0	0	0	0	0

At this time, MWF GLOBAL INC. has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of class	Name and Address Beneficial Owner [1]	Amount and nature of beneficial ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	William Dumo Mejia Baccuit Sur, Bauang, La Union, Philippines	6,500,000	100%	72.22%	77.61%	83.87%	91.22%
	All Officers and Directors as a Group (1 person)	6,500,000	100%	72.22%	77.61%	83.87%	91.22%

The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Mejia is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

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The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the Company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the Company’s director no value would be gained on increasing the board.

Changes in Control

We are not aware of any arrangement that might result in a change in control in the future.

Certain Relationships and Related Transactions

On January 20, 2017 we issued a total of 6,500,000 shares of common stock to Mr. William Dumo Mejia, our sole officer and director, for total cash consideration of $6,500. The Company considered these securities as “Founders” shares. Mr. William Dumo Mejia purchased his shares at par value being $0.001 per share, considerably lower than the $0.04 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Section 4(2)-Exempted Transactions of the Securities Act of 1933 transactions by an issuer not involving any public offering.

Our sole officer and director provides office space at no charge to the Company. As of April 30, 2017, Mr. William Dumo Mejia had advanced funds to the Company in the amount of $200, and paid expenses on behalf of the Company in the amount of $3,206. The amount due to Mr. Mejia ($3,406) is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$11.59
Legal and Accounting fees and expenses	$8,000.00
Printing costs	$500.00
Transfer Agent	$1,500.00
Total	$10,011.59

All amounts are estimates other than the Commission’s registration fee. MWF GLOBAL INC. is paying all expenses of the offering listed above.

Indemnification of Directors and Officers

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Recent Sales of Unregistered Securities

MWF GLOBAL INC.’s authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On January 20, 2017 we have subscribed 6,500,000 common shares to our sole officer and director, Mr. William Dumo Mejia for total consideration of $6,500, or $0.001 per share. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Subscription Agreement

5.1	Legal Opinion with Consent

23.1	Consent of Accountant

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, providedthat the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

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A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bauang La Union, Philippines on August 30 , 2017.

MWF GLOBAL INC.

By:	/s/ William Dumo Mejia
William Dumo Mejia
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, th is registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of Bauang La Union, Philippines on August 30 , 2017.

MWF GLOBAL INC.

By:	/s/ William Dumo Mejia
William Dumo Mejia
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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